Exhibit 99.1

a publicly traded company (VPCO)

Investor Contact:

John Ollet

Chief Financial Officer

Phone: 888-482-7671

jollet@vpco.com

VAPOR CORP. ANNOUNCES CORPORATE NAME CHANGE TO “HEALTHIER CHOICES MANAGEMENT CORP.”

HOLLYWOOD, Fla., March 3, 2017 — Vapor Corp. (OTC Pink: VPCO) (“Vapor” or the "Company”) announced today that it has changed its corporate name to Healthier Choices Management Corp. to reflect its focus on managing healthy food markets and other healthier lifestyle alternatives. The Company’s shares of common stock will continue to trade on the OTC, but now under the symbol “HCMC” effective on March 6, 2017. The new CUSIP number for the Company’s common stock is 42226N 109.

Jeff Holman, Chairman and CEO of the Company stated, “As Vapor Corp. continues down the path of diversification into the organic natural market space, as well as other “Healthier” alternatives, including continuing its Vape Store operations, the name Healthier Choices Management Corp. is significantly more representative of the present company and the path it is endeavoring to take into the future.”

About Healthier Choices Management Corp.

Healthier Choices Management Corp. is a holding company focused on providing consumers with healthier daily choices with respect to nutrition and other lifestyle alternatives.  One segment of our business is a U.S. based retailer of vaporizers and e-liquids. The other segment is our natural and organic grocery operations in Ft. Myers, Florida.  Healthier Choices Management Corp. sells direct to consumer via company-owned brick-and-mortar retail locations operating under "The Vape Store" and “Ada’s Natural and Organic” brands.

Safe Harbor Statement

Safe Harbor Statements under the Private Securities Litigation Reform Act of 1995: The material contained in this press release may include statements that are not historical facts and are considered “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Vapor Corp.’s current views about future events, financial performances, and project development. These “forward-looking” statements are identified by the use of terms and phrases such as “will,” “believe,” “expect,” “plan,” “anticipate,” and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from Vapor’s expectations. These risk factors include, but are not limited to, the risks and uncertainties identified by Vapor Corp. under the headings “Risk Factors” in its latest Annual Report on Form 10-K. These factors are elaborated upon and other factors may be disclosed from time to time in Vapor Corp.’s filings with the Securities and Exchange Commission. Vapor Corp. expressly does not undertake any duty to update forward-looking statements.

3800 N. 28th Way | Hollywood, FL 33020 | Phone: 1.800.637.0108 | Fax: 954.272.7773
www.vapor-corp.com